Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen California Municipal Bond Fund,
Nuveen California High Yield Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund, each a series of

Nuveen Multistate Trust II the ( Trust )
811-07755

We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement filed as Exhibit 99D.1 and
Exhibit 99D.2, respectively, under Conformed
Submission Type 485BPOS, accession number
0001193125-14-385292, on October 28, 2014.